Exhibit 10.17

Integration Appliance, Inc.

FIRST AMENDMENT TO CONSULTING AGREEMENT

This First Amendment to Consulting Agreement (the “Amendment”) is made as of 28 April 2017 (the “Amendment Effective Date”), and amends the Consulting Agreement dated March 1, 2016 (the “Agreement”), by and between Integration Appliance, Inc., a Delaware corporation (the “Company”), and Ralph Baxter (the “Consultant”).

Company and Consultant desire to amend the Consulting Agreement to revise Exhibit A, Services Description, which is attached to and made part of the Consulting Agreement. Except as expressly set forth in this Amendment, the Consulting Agreement remains in full force and effect in accordance with its terms. Capitalized terms not otherwise defined in this Amendment shall have the meanings provided in the Consulting Agreement.

NOW, THEREFORE, the parties agree as follows:

1. Services

The first sentence under the heading “Services” in Exhibit A, Services Description, is hereby deleted and replaced with the following sentence: “Consultant shall spend fifty percent (50%) of his professional time providing the Services, including but not limited to serving as a non-voting member of the Board of Directors of the Company and leading the Company’s strategic advisory board program.”

2. Fees

The first sentence in the first paragraph under the heading “Fees” in Exhibit A, Services Description, is hereby deleted and replaced with the following sentence: “The Company shall pay Consultant aggregate fees of $240,000 per year, paid in arrears in monthly installments of $20,000.”

3. Referral Fee Compensation

The first sentence in the third paragraph under the heading “Fees” in Exhibit A, Services Description, is hereby deleted and replaced with the following sentence: “In addition, the Company and Consultant shall mutually agree on a referral fee program pursuant to which Consultant can earn and additional fee of up to $260,000 per year based upon the achievement of certain milestones; for avoidance of doubt, such fee would be prorated and earned in the event the Agreement is terminated.”

4. Effective Date

The changes in paragraphs 1-3 above are deemed to have taken effect as of 1 April 2017.

5. Equity Grant

lntapp will grant Consultant 126,000 options in LegalApp Holdings, Inc. The vesting commencement date is 1 April 2017, the grant will vest ratably over 21 months, and will be fully vested as of 31 December 2018.

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IN WITNESS WHEREOF, the parties have signed this First Amendment to Consulting Agreement as of the Amendment Effective Date.

INTEGRATION APPLIANCE, INC.		CONSULTANT

By:	/s/ Eric Drattell	/s/ Ralph Baxter

Name:	Eric Drattell	Ralph Baxter

Title:	General Counsel